AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24th day of  February, 2009, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Congress Large Cap Growth Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit S to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit S
to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series	Date Added
Congress Large Cap Growth Fund	on or after February 24, 2009

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at February, 2009
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 12 basis points on the first $_________
 8 basis points on the next $_________
 5 basis points on the balance
 Minimum annual fee:  $______ per fund

International Funds
Annual Fee Based Upon Market Value Per Fund*
20 basis points on the first $_________
15 basis points on the next $_________
10 basis points on the next $_________
6 basis points on the balance
Minimum annual fee:  $_____ per fund

Advisor Information Source Web Portal
•  $___ /fund/month
•  $___ /fund/month for clients using an external administration service
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin

Title: Director of Operations	Date: 3/9/2009

Exhibit S (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement
Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at February, 2009
Chief Compliance Officer Services

U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
•  Designation as the Trust’s Chief Compliance Officer
•  Periodic and Annual Reporting to MST Fund Board
•  Board Meeting Presentation and Board Support
•  MST Fund Board Liaison For All Compliance Matters
•  Daily Resource to Advisor CCO and Fund Board
•  Review of Advisor Compliance Policies, Procedures and Controls
•  Review of USBFS/USB Critical Procedures & Compliance Controls
•  Due Diligence Review of Advisor and USBFS Service Facilities
•  Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
•  Quarterly USBFS Certification to Trust CCO
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Distribution Services
•  CCO Portal – Web On-line Access to Fund CCO Documents
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
•  $____ per year per domestic fund
•  $______ per year per load fund or international fund
•  $____ per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin

Title: Director of Operations	Date: 3/9/2009

Exhibit S (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at February, 2009

Multiple Classes – Add the following for each class beyond the first class:
•  1 basis point at each level
•  $_____ per class minimum

Daily Pre- and Post-Tax Performance Reporting
•  Performance Service – $300 /CUSIP/month
•  Setup – $___ /CUSIP
•  Conversion – quoted separately
•  FTP Delivery – $_____ setup per FTP site

Daily Compliance Services (Charles River)
•  Base fee – $_____ /fund/year
•  Setup – $_____ /fund group

Advisor Information Source Web Portal
•  $___ /fund/month
•  $___ /fund/month for clients using an external administration service
•  $___ /hour custom development – quoted based upon client requirements

SEC §15(c) Reporting
•  $_____ per fund per report – first class
•  $___ per additional class report

Electronic Board Materials
•  USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
•  Up to 10 non-USBFS users including advisor, legal, audit, etc.
•  Complete application, data and user security – data encryption and password protected
•  On-line customized board materials preparation workflow
•  Includes web-based and local/off-line versions
•  Includes complete initial and ongoing user training
•  Includes 24/7/365 access via toll free number
•  Includes remote diagnostics for each user, including firewall and network issues
•  Triple server backup / failover

Annual Fee
•  $_____ per year (includes 10 external users)
•  $___ per year per additional user
•  $____ implementation / setup fee

Advisor’s Signature below acknowledges approval of the fee schedule above.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin

Title: Director of Operations	Date: 3/9/2009